Registration No. 333-10707

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                             JOHNSON CONTROLS, INC.
               (Exact name of Company as specified in its charter)

                 Wisconsin                                39-0380010
       (State or other jurisdiction                    (I.R.S. Employer
     of incorporation or organization)                Identification No.)

         5757 N. Green Bay Avenue
               P.O. Box 591
           Milwaukee, Wisconsin                              53201
 (Address of principal executive offices)                  (Zip Code)

                  Johnson Controls, Inc. 1992 Stock Option Plan
                  Johnson Controls, Inc. 2000 Stock Option Plan
                            (Full title of the plans)

                           ---------------------------

                                 John P. Kennedy
             Corporate Vice President, Secretary and General Counsel
                             Johnson Controls, Inc.
                            5757 N. Green Bay Avenue
                                  P.O. Box 591
                           Milwaukee, Wisconsin 53201
                                 (414) 228-1200
 (Name, address and telephone number, including area code, of agent for service)

                           ---------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The  following   documents  filed  by  Johnson  Controls,   Inc.  (the
"Company") with the Commission are hereby incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, as amended by the Company's Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on June 28, 2000.

          2. All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since September 30, 1999, including the Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1999 and March 31, 2000 and the Current Report on Form 8-K, dated October 12, 1999.

          3. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated April 23, 1965, as superseded by the description contained in the Company's definitive proxy/registration statement (Form S-14 Registration No. 2-62382) incorporated by reference as Exhibit 1 to Current Report on Form 8-K, dated October 23, 1978, and in the Company's Registration Statement on Form S-14, dated April 18, 1985 (Registration No. 2-97136), and any amendments or reports filed for the purpose of updating such description.

          4. The description of the Company's Common Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, filed November 30, 1994, and any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Pursuant to the Wisconsin Business Corporation Law and the Company's By-Laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director of officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director of officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

          Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

          The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-Laws is not exclusive of any other rights to which a director or officer of the Company may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

          The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.   Undertakings.

          (a) The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 17, 2000.

                                           JOHNSON CONTROLS, INC.


                                           By:  /s/ Stephen A. Roell
                                              ----------------------------------
                                                Stephen A. Roell
                                                Senior Vice President and
                                                Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below as of July 17, 2000, by the following persons in the capacities indicated.

         Signatures                                   Title
         ----------                                   -----


              *                 Chairman, Chief Executive Officer and Director
---------------------------              (Principal Executive Officer)
       James H. Keyes


   /s/ Stephen A. Roell        Senior Vice President and Chief Financial Officer
---------------------------       (Principal Financial and Accounting Officer)
      Stephen A. Roell


             *                                      Director
---------------------------
     William F. Andrews


             *                                      Director
---------------------------
     Robert L. Barnett


                                                    Director
---------------------------
      Fred L. Brengel


             *                                      Director
---------------------------
      Paul A. Brunner

             *                                      Director
---------------------------
      Robert A. Cornog


             *                                      Director
---------------------------
      Willie D. Davis


             *                                      Director
---------------------------
    Southwood J. Morcott


                                                    Director
---------------------------
      Martha R. Seger


                                                    Director
---------------------------
       Donald Taylor


             *                                      Director
---------------------------
    Richard F. Teerlink


             *                                      Director
---------------------------
  Gilbert R. Whitaker, Jr.


                                                    Director
---------------------------
     R. Douglas Ziegler



*By:  /s/ Stephen A. Roell
    -----------------------
      Stephen A. Roell
      Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit No.                                             Exhibit

(4.1) Johnson Controls, Inc. 1992 Stock Option Plan, as amended through November 17, 1999.

(4.2) Johnson Controls, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement on Schedule 14A filed on December 3, 1999 (File No. 1-5097)).

(4.3)

                     Rights Agreement between Johnson Controls, Inc. and Firstar Trust Company (Rights Agent), as amended November 16, 1994 (incorporated by reference to Exhibit 4.C to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (File No. 1-5097)).

(5)                  Opinion of Foley & Lardner.

(23.1)               Consent of PricewaterhouseCoopers LLP.

(23.2)               Consent  of  Foley  & Lardner  (contained  in  Exhibit  (5)
                     hereto).

(24)                 Power  of   Attorney  relating  to   subsequent  amendments
                     (included on the signature page to this Registration Statement).*

------------------------
*Previously filed.



                                      E-1